SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”), dated effective as of _____________, 2014, is by and among 212 DB Corp., a Delaware corporation (“212”), at least a majority of the common shareholders of 212 (the “212 Common Stockholders”) and Nyxio Technologies Corp., a Nevada corporation (“NYXO”). 212, the 212 Common Stockholders and NYXO are individually referred to herein as the “Party” or collectively as the “Parties.”

WHEREAS, NYXO wishes to acquire from 212, and 212 wishes to transfer to NYXO all of the common stock of 212 issued and outstanding as of the date of this Agreement, subject to the terms and conditions set forth herein;

WHEREAS, 212 wishes to acquire from NYXO, and NYXO wishes to transfer to 212 designated and validly issued preferred stock, subject to the terms and conditions set forth herein; and

WHEREAS, the transaction contemplated herein shall qualify as a “tax-free” exchange within the meaning of Section 368(b) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Definitions Section:

“212 Charter” means 212’s Amended & Restated Certificate of Incorporation, and as such may be amended from time to time.

“212 Common Stock” means all common stock of 212, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

“212 Common Stockholders” means at least a majority of the shareholders of record of the 212 Common Stock, immediately preceding the Closing Date (as defined below).

“Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“SEC” means the Securities and Exchange Commission.

“Escrow Agent” means 212’s legal counsel, Brinen & Associates, LLC, having an address at 7 Dey Street, Suite 1503, New York, New York 10007.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Closing” means the time and date on which the Parties determines to schedule the consummation of the Transaction, which shall in no event be later than _______________, 2014.

“Exchange Closing Date” means the date on which the Exchange Closing occurs.

“Material Adverse Effect” means any of the following: (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document (as defined below); (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of either of the Parties and/or their Subsidiaries, taken as a whole; or (iii) an adverse impairment to a Party’s ability to perform on a timely basis its obligations under the Transaction Documents.

“NYXO Charter” means NYXO’s Amended & Restated Certificate of Incorporation, and as such may be amended from time to time.

“NYXO Common Stock” means the common stock of NYXO, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified

“NYXO Preferred Stock” means the preferred stock of NYXO as defined under Section2.1(b) below.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any “significant subsidiary” as defined in Rule 1-02(w) of the Regulation S-X promulgated by the SEC under the Exchange Act.

“Trading Day” means: (i) a day on which the NYXO Common Stock is traded on a Trading Market (as defined below); or (ii) if the NYXO Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the OTC Markets (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or Over the Counter (“OTC”) Market on which the NYXO Common Stock is listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in Section 2.1.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE 2

EXCHANGE AND ASSUMPTION

Section 2.1 Exchange of Interests. On the terms and subject to the conditions set forth in this Agreement, the transactions, assumptions and conditions as set forth in this Article 2 (collectively the “Transaction”), at the Exchange Closing:

(a)                 212 shall issue and deliver to NYXO the 212 Common Stock, representing all of the common stock of 212 issued and outstanding as of the date of this Agreement;

(b)                 NYXO shall issue and deliver to the 212 Common Stockholders a number of shares of NYXO Preferred Stock having a stated value equal to Ten Million Dollars ($10,000,000.00) as of the Closing Date, subject to the terms and conditions set forth below (the “NYXO Preferred Stock”), pursuant to a duly authorized and filed Certificate of Designation (the “Certificate of Designation”), attached hereto at Exhibit A. The NYXO Preferred Stock shall have the following terms and conditions:

(i)                 Voting and Dividends. The NYXO Preferred Stock shall not be entitled to dividends or voting, except with respect to matters affecting the rights of the NYXO Preferred Stockholders or as otherwise required by law.

(ii)               Conversion. Each share of NYXO Preferred Stock shall be convertible into NYXO Common Stock at the greater of the following: (i) $0.0001 per share; or (ii) Ninety Percent (90%) of the average closing bid price for NYXO Common Stock over the Five (5) Trading Days preceding the conversion on the Trading Market.

(iii)             Limitation. In no event shall any holder of the NYXO Preferred Stock be entitled to convert any NYXO Preferred Stock if such conversion would result in beneficial ownership by such holder or its Affiliates of any amount greater than Four Point Nine Nine Percent (4.99%) of the then- outstanding shares of NYXO Common Stock (the “4.99% Limitation”).

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(c)                 The Parties intend that the Transaction contemplated herein shall qualify as a “tax-free” exchange within the meaning of Section 368(b) of the Internal Revenue Code of 1986. From and after the date of this Agreement and until the Closing Date, each Party hereto shall use its reasonable best efforts to cause this transaction to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent this transaction from qualifying as a reorganization under the provisions of Section 368(b) of the Code.

Section 2.2 Amendment of Notes. As a condition precedent to the Transaction, 212 shall amend or cause to amend any and all outstanding convertible promissory notes payable by 212 (the “Notes”) at the Exchange Closing Date to include substantially the same terms and conditions of the NYXO Preferred Stock, including without limitation the 4.99% Limitation above. The notes, as amended, are attached hereto at Exhibit B.

Section 2.3 Assumption of Debts.

(a)                 In connection with the Transaction and as a condition precedent, NYXO shall expressly assume certain debts and accounts of 212 in the amount of Seven Million One Hundred Twenty-Six Thousand Six Hundred Fifty-Eight Dollars Twenty-Seven Cents ($7,126,658.27), as detailed in the Debt Summary attached hereto at Exhibit C.

(a) Notwithstanding the foregoing, NYXO shall not assume any payroll tax liability incurred prior to the Closing Date (the “Payroll Taxes”) and 212 shall indemnify and hold harmless NYXO, and its officers and directors, for any liability, claims or losses associated with the Payroll Taxes. 212 expressly agrees to engage legal representation in connection with Payroll Taxes to submit an Offer in Compromise to the Internal Revenue Service or otherwise resolve the liability on a good faith and best efforts basis, and shall hold sufficient funds or shares in escrow sufficient to satisfy such liability. The amount held in escrow shall be mutually agreed between the Parties.

Section 2.4 Delivery of Securities. Subject to the terms and conditions hereof, at the Exchange Closing:

(a)                 212 shall deliver to NYXO a stock certificate registered in the name of NYXO representing all the 212 Common Stock to be issued at the Exchange Closing;

(b)                 NYXO shall deliver to the 212 Common Stockholders stock certificates registered in the name of the 212 Common Stockholders representing the pro rata shares of NYXO Preferred Stock to be issued at the Exchange Closing;

(c)                 NYXO shall deliver to the Escrow Agent stock certificates representing the NYXO Preferred Shares, registered in the names of the 212 Common Stockholders, to be held in escrow pending the satisfaction of the terms and conditions set forth herein. Upon satisfaction of the terms and conditions set forth herein, the Escrow Agent shall deliver, or cause to be delivered, the certificates to the 212 Common Stockholders; and

(d)                 212 shall deliver to the Escrow Agent a stock certificate representing all 212 Common Stock, registered in the names of NYXO, to be held in escrow pending the satisfaction of the terms and conditions set forth herein. Upon satisfaction of the terms and conditions set forth herein, the Escrow Agent shall deliver, or cause to be delivered, the certificate to NYXO.

Section 2.5 Supplemental Action. If, at any time after the Exchange Closing, any of the Parties shall determine that any further conveyances, agreements, documents, instruments, and assurances or any further action is necessary or desirable to carry out the provisions of this Article 2, the Parties shall execute and deliver any and all proper conveyances, agreements, documents, instruments, and assurances and perform all necessary or proper acts to carry out the provisions of this Article 2.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF 212

The following representations and warranties are made by 212 to NYXO as of the date hereof and as of the Exchange Closing Date:

Section 3.1 Duly Organized, Assets, Qualification, etc. 212: (i) is a duly organized and validly existing Delaware corporation; (ii) has the power and authority to own, lease and operate its properties and assets and carry on its business as now conducted; (iii) owns the exclusive right, title and interest in the assets listed on Exhibit E attached hereto; and (iv) is duly qualified and licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

Section 3.2 Authorization, Validity and Effect of Agreements. The execution, delivery and performance by 212 of each of the Transaction Documents and the consummation of the transactions contemplated thereby (i) are within the power of 212 and (ii) have been duly authorized by all necessary corporate actions on the part of 212. Upon issuance pursuant to the terms of hereof, all such shares of capital stock of 212 issued hereunder will be validly issued, fully paid, and non-assessable.

Section 3.3 Enforceability. Each Transaction Document executed, or to be executed, by 212 has been, or will be, duly executed and delivered by 212 and constitutes, or will constitute, a legal, valid and binding obligation of 212, enforceable against 212 in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 3.4 Non-Contravention. The execution and delivery by 212 of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not: (i) violate 212’s Certificate of Incorporation or; (ii) violate any material judgment, order, writ, decree, statute, rule or regulation applicable to 212; (iii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which 212 is a party or by which it is bound; or (iv) result in the creation or imposition of any material lien upon any property, asset or revenue of 212 or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to 212, its business or operations, or any of its assets or properties.

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Section 3.5 Approval. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required in connection with the execution and delivery of the Transaction Documents executed by 212 and the performance and consummation of the transactions contemplated thereby, other than: (i) filings required by state and federal securities laws, if applicable; and (ii) those that have been made or obtained prior to the date of this Agreement.

Section 3.6 Capitalization. The authorized share capital of 212, immediately prior to the Exchange Closing, consists of Two Hundred Million (200,000,000) shares of 212 Common Stock, of which Seventy-Two Million Two Hundred Fifteen Thousand Nine Hundred Twelve (72,215,912) shares are issued and outstanding. The Capitalization Table of 212 is attached hereto at Exhibit D. Except as stated above or disclosed in this Agreement (and the Exhibits hereto), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from 212 of any of its securities. All issued and outstanding shares of capital stock of 212: (i) have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) were issued in compliance with all applicable Delaware laws and in accordance with all applicable securities laws, and any relevant state securities laws, or pursuant to valid exemptions therefrom. The rights, privileges and restrictions of the 212 Common Stock are as stated in the 212 Charter.

Section 3.7 Liabilities. Except for the liabilities disclosed in this Agreement, including without limitation the Notes and debts listed under Exhibit C, 212 has no material liabilities and, to the best of its knowledge, no material contingent liabilities, except current liabilities incurred in the ordinary course of business not exceeding One Hundred Thousand Dollars ($100,000.00) individually or Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate which have not been, either in any individual case or in the aggregate, materially adverse.

Section 3.8 Title to Properties and Assets; Liens, Etc. 212 has good and marketable title to its properties and assets and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than: (i) those resulting from taxes which have not yet become delinquent; (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of 212; and (iii) those that have otherwise arisen in the ordinary course of business.

Section 3.9 Compliance with Other Instruments. 212 is not in violation or default of any term of the 212 Charter or bylaws, each as amended, or in violation or default in any material respect of any mortgage, indenture, contract, lease, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ, except for such violations or defaults which would not result in a material adverse change in the assets, condition or affairs of the Company, financially or otherwise.

Section 3.10 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against 212 or that questions the validity of Transaction Documents or the right of 212 to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, nor is 212 aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to 212’s knowledge, threatened involving the prior employment of any of 212’s employees, their use in connection with the 212’s business of any information or techniques allegedly proprietary to any of its former employers, or its obligations under any agreements with prior employers. 212 is not and has not been a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by 212 currently pending or which 212 intends to initiate.

Section 3.11 Investment Representations.

(a)                 212 understands that the NYXO Preferred Stock have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of 212’s representations as expressed herein or otherwise made pursuant hereto. 212 is acquiring the NYXO Preferred Stock, including the NYXO Common Stock to which the NYXO Preferred Stock is convertible into, for its own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b)                 212 understands that the NYXO Preferred Stock issued pursuant to this Agreement will be “restricted securities” under the federal securities laws, inasmuch as the NYXO Preferred Stock are being acquired from NYXO in a transaction not involving a public offering and that under such laws such Securities may not be resold without registration under the Securities Act or an exemption therefrom. The NYXO Preferred Stock issued pursuant to this Agreement will be endorsed with a legend to such effect. 212 has been informed and understands that: (i) there are substantial restrictions on the transferability of the; and (ii) no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Securities.

(c)                 212 understands that all books, records, and documents of NYXO relating to this investment have been and remain available for inspection by 212 upon reasonable notice. 212 confirms that all documents requested have been made available, and that 212 has been supplied with all of the information concerning this investment that has been requested. 212 confirms that it has obtained sufficient information, in its judgment or that of its independent purchaser representative, if any, to evaluate the merits and risks of this investment. 212 confirms that it has had the opportunity to obtain such independent legal and tax advice and financial planning services as it has deemed appropriate prior to making a decision to acquire for the NYXO Preferred Stock. In making a decision to acquire the NYXO Preferred Stock, 212 has relied exclusively upon its experience and judgment, upon such independent investigations as it, or they, deemed appropriate, and upon information provided by NYXO in writing or found in the books, records, or documents of NYXO.

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(d)                 212 is aware that the acquisition of NYXO Preferred Stock is highly speculative and subject to substantial risks. 212 is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly Trading Market, and limited transferability of the NYXO Preferred Stock, which may make the liquidation of this investment impossible for the indefinite future.

(e)                 None of the following information has ever been represented, guaranteed, or warranted to the undersigned, expressly or by implication by NYXO or any broker, agent or employee of NYXO, or by any other person: (i) the approximate or exact length of time that 212 will be required to remain as a holder of the NYXO Preferred Stock; (ii) the amount of consideration, profit, or loss to be realized, if any, as a result of an investment in the NYXO Preferred Stock or the NYXO Common Stock subsequently converted into; or (iii) that the past performance or experience of NYXO, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of NYXO or the return on the investment.

(f)                  212 hereby agrees not to, except as contemplated by the transaction set forth herein, to purchase or sell the NYXO Preferred Stock or any equity instrument related to the NYXO Preferred Stock “on the basis of”, as such term is defined in Rule 10b5-1 of the Exchange Act, any material nonpublic information.

Section 3.12 Audit. 212 hereby represents and warrants to NYXO that it will complete an audit of 212’s financials within Seventy (70) days from the Closing Date, and that 212 will deliver such audit to NYXO within Five (5) businesses days from completion thereof.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF NYXO

The following representations and warranties are made by NYXO to 212 as of the date hereof and as of the Exchange Closing Date:

Section 4.1 Duly Organized, Qualification, etc. NYXO: (i) is a duly organized and validly existing Nevada corporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to have a Material Adverse Effect.

Section 4.2 Authorization, Validity and Effect of Agreements. The execution, delivery and performance by NYXO of each of the Transaction Documents and the consummation of the transactions contemplated thereby: (i) are within the power of NYXO and (ii) have been duly authorized by all necessary corporate actions on the part of NYXO. All such shares of capital stock of NYXO issued hereunder will be validly issued, fully paid, and non-assessable.

Section 4.3 Enforceability. Each Transaction Document executed, or to be executed, by NYXO has been, or will be, duly executed and delivered by NYXO and constitutes, or will constitute, a legal, valid and binding obligation of NYXO, enforceable against NYXO in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 4.4 Non-Contravention. The execution and delivery by NYXO of the Transaction Documents and the performance and consummation of the transactions contemplated thereby do not and will not: (i) violate NYXO’s Certificate of Incorporation or; (ii) violate any material judgment, order, writ, decree, statute, rule or regulation applicable to NYXO; (iii) violate any provision of, or result in the breach or the acceleration of, or entitle any other person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which NYXO is a party or by which it is bound; or (iv) result in the creation or imposition of any material lien upon any property, asset or revenue of NYXO or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to NYXO, its business or operations, or any of its assets or properties.

Section 4.5 Approval. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other person or entity is required in connection with the execution and delivery of the Transaction Documents executed by NYXO and the performance and consummation of the transactions contemplated thereby, other than: (i) filings required by state and federal securities laws; or (ii) those that have been made or obtained prior to the date of this Agreement.

Section 4.6 Capitalization. The authorized share capital of NYXO, immediately prior to the Exchange Closing, consists of: (i) Eight Billion (8,000,000,000) shares of NYXO Common Stock, of which Three Billion Five Hundred Eighty-Three Million Seven Hundred Twenty-One Thousand Two (3,583,721,002) are issued and outstanding; and (ii) One Thousand Five Hundred (1,500) shares of authorized preferred stock, consisting of: (A) One Thousand One Hundred (1,100) Series A Preferred Stock authorized, of which no shares outstanding; and (B) One Hundred (100) shares of Series B Convertible Preferred Stock, of which One Hundred (100) shares are issued and outstanding. Except as stated above or otherwise disclosed in this Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from NYXO of any of its securities. All issued and outstanding shares of capital stock of NYXO: (i) have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) were issued in compliance with all applicable Nevada laws and in accordance with all applicable securities laws, and any relevant state securities laws, or pursuant to valid exemptions therefrom. The rights, privileges and restrictions of the NYXO Preferred Stock and the NYXO Common Stock are as stated in the NYXO Charter.

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Section 4.7 SEC and OTC Markets Disclosure; Financial Statements. NYXO has filed all reports required to be filed by it to remain current on the OTC Pink Markets (OTC: NYXO) and all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the Twelve (12) months preceding the date hereof (or such shorter period as NYXO was required by OTC Markets or the SEC to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the SEC, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of NYXO included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing

Section 4.8 Company Status. NYXO is not now, and has not been for at least Twelve (12) months prior to the Closing Date, a “shell” as described in Rule 144(i)(1)(i) of the Securities Act and has filed “Form 10 Information” as that term is defined in Rule 144(i)(3), with the Commission reflecting its status as an entity that is no longer a shell more than Twelve (12) months prior to the date of this Agreement.

Section 4.9 Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) except in connection with the Transaction, NYXO has not incurred any liabilities (contingent or otherwise) other than: (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice; and (B) liabilities not required to be reflected in NYXO's financial statements filed with the SEC; and (iv) NYXO has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

Section 4.10 Additional NYXO Representations. NYXO represents it:

(a)                Is not under investigation by an administrative authority;

(b)                Is not subject to any order restraining the NYXO from issuing shares;

(c)                Does not have any officer, director or affiliate that is currently or has been under investigation by the SEC or any other governmental or regulatory agency;

(d)                Does not have any officer or director that has been convicted of any felony within the past Ten (10) years nor been convicted of a misdemeanor sounding in any financial crime or a crime of moral turpitude in the last Five (5) years;

(e)                Has not filed a registration statement that has a stop order on it; and

(f)                 Has not been the subject of any administrative enforcement order finding fraud or deceit in connection with the purchase or sale of a security.

(g)                Neither NYXO nor any of the NYXO’s affiliates have, and no person acting on behalf thereof has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the prince of the common stock

Section 4.11 Investment Representations.

(a)                 NYXO understands that the shares of 212 Common Stock are not listed on any Trading Market and have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of NYXO’s representations as expressed herein or otherwise made pursuant hereto. NYXO is acquiring the 212 Common Stock for its own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b)                 NYXO understands that 212 is a private company and that the 212 Common Stock issued pursuant to this Agreement will be “restricted securities” under the federal securities laws, inasmuch as the 212 Common Stock are being acquired in a transaction not involving a public offering and that under such laws such Securities may not be resold without registration under the Securities Act or an exemption therefrom. The NYXO Preferred Stock issued pursuant to this Agreement will be endorsed with a legend to such effect. NYXO has been informed and understands that (i) there are substantial restrictions on the transferability of the, and (ii) no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Securities.

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(c)                 NYXO understands that all books, records, and documents of 212 relating to this investment have been and remain available for inspection by NYXO upon reasonable notice. NYXO confirms that all documents requested have been made available, and that 212 has been supplied with all of the information concerning this investment that has been requested. NYXO confirms that it has obtained sufficient information, in its judgment or that of its independent purchaser representative, if any, to evaluate the merits and risks of this acquisition. NYXO confirms that it has had the opportunity to obtain such independent legal and tax advice and financial planning services as it has deemed appropriate prior to making a decision to acquire the 212 Common Stock. In making a decision to acquire the 212 Common Stock, NYXO has relied exclusively upon its experience and judgment, upon such independent investigations as it, or they, deemed appropriate, and upon information provided by 212 in writing or found in the books, records, or documents of 212.

(d)                 NYXO is aware that an investment in the 212 Common Stock is highly speculative and subject to substantial risks. NYXO is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the 212 Common Stock, which may make the liquidation of this investment impossible for the indefinite future.

(e)                 The offer to acquire the 212 Common Stock was directly communicated to NYXO by such a manner that NYXO, or its purchaser representative, if any, was able to ask questions of and receive answers from 212 or a person acting on its behalf concerning the terms and conditions of this Transaction. At no time, except in connection and concurrently with such communicated offer, was NYXO presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

(f)                  None of the following information has ever been represented, guaranteed, or warranted to the undersigned, expressly or by implication by 212 or any broker, agent or employee of NYXO, or by any other person: (i) the approximate or exact length of time that NYXO will be required to remain as a holder of the 212 Common Stock; (ii) the amount of consideration, profit, or loss to be realized, if any, as a result of an investment in 212; or (iii) that the past performance or experience of 212, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of 212 or the return on the investment.

ARTICLE 5

OTHER AGREEMENTS OF THE PARTIES

Section 5.1 Restrictive Legend. The 212 Common Stock and the NYXO Preferred Stock (collectively, the “Securities”) may only be disposed of in compliance with state and federal securities laws. Certificates evidencing the Securities will contain a legend with restriction substantially similar the standard restrictive legend under the Securities Act. Each Party agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 5.1 is predicated upon the issuer’s reliance that such Party will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

Section 5.2 Restriction on Transfer; Right of First Refusal. Before any shares of 212 Common Stock may be sold by NYXO or transferred (including transfer by operation of law), such shares shall first be offered to the 212 Common Stockholders.

Section 5.3 Integration. Each Party shall not, and shall use its best efforts to ensure that no Affiliate of such Party shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of such Party’s Securities in a manner that would require the registration under the Securities Act of the sale of the Securities of such Party hereunder, or that would be integrated with the offer or sale of such Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities pursuant hereto.

Section 5.4 Listing of Securities. NYXO agrees: (i) if NYXO applies to have the NYXO Common Stock traded on any other Trading Market, it will include in such application the shares of NYXO Common Stock convertible pursuant to the NYXO Preferred Stock, and will take such other action as is necessary or desirable to cause such NYXO Common Stock to be listed on such other Trading Market as promptly as possible; and (ii) it will take all action reasonably necessary to continue the listing and trading of its NYXO Common Stock on a Trading Market and will comply in all material respects with NYXO’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Fees and Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

Section 6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

Section 6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section 6.3 prior to 6:30 p.m. (EST) on a Trading Day; (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 6.3 on a day that is not a Trading Day or later than 6:30 p.m. (EST) on any Trading Day; (iii) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (iv) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

7

If to 212:	212 DB Corp. 1609 Scotland Avenue Charlotte, North Carolina 28207

With a copy, that shall not constitute notice, to:

Attn:	Joshua D. Brinen, Esq. Brinen & Associates, LLC 7 Dey Street, Suite 1503 New York, New York 100007 Telephone: (212) 330-8151 Facsimile: (212) 227-0201

If to NYXO:	Nyxio Technologies Corp. 1330 S.W. 3rd Avenue Portland, Oregon 97201

With a copy, that shall not constitute notice, to:

Attn:	Joe Laxague, Esq. Clark Corporate Law Group LLP 3273 East Warm Springs Las Vegas, Nevada 89120 Telephone: (702) 312-6255 Facsimile: (702) 944-7100

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by each of the Parties. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party. This Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 6.6 Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

8

Section 6.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a Party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each Party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either Party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing Party in such Proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

Section 6.8 Indemnification. Each of the Parties hereto agrees to indemnify and hold harmless the other Party and its officers, directors, employees, agents, affiliates and equity owners from and against any and all claims, demands, actions, suits, proceedings, losses, damages (including reasonable attorneys’ fees and costs) arising out of or relating to any breach by either Party of any of the terms and conditions of this Agreement or of any breach of their respective representations and warranties.

Section 6.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Exchange Closing and the delivery of the Securities.

Section 6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 6.12 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the issuer shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the issuer of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the issuer may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Party will be entitled to specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the Parties hereto have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above. The 212 DB Corp. action by shareholder consent is attached hereto at Exhibit F and is hereby incorporated by reference.

212 DB Corp.	Nyxio Technologies Corp.

By: /s/ John Acunto	By: /s/ Giorgio Johnson
Name: John Acunto	Name: Giorgio Johnson
Title: Chairman and CEO	Title: CEO

10

EXHIBIT A

Certificate of Designation

11

EXHIBIT B

Amended Convertible Promissory Notes

12

EXHIBIT C

Debt Summary

Convertible Debentures	$6,200,000.00
AP 8.1.14	$926,658.27
$7,126,658.27

13

Convertible Debentures

Note Number	Note Holder	Note Date	Maturity Date	Principal Amount	A Conversion Price	Share Conversion	A Warrants	B Warrants	
1	Maven Partners, LLC	6/25/13	6/25/16	$400,000.00	$0.2667	1,499,813	80,000	320,000	x
2	Maven Partners, LLC	7/10/13	7/10/16	$250,000.00	$0.2667	937,383	50,000	200,000	x
3	Maven Partners, LLC	7/16/13	7/16/16	$500,000.00	$0.2667	1,874,766	100,000	400,000	x
4	Michael Donohue	7/19/13	7/19/16	$200,000.00	$0.2667	749,907	40,000	160,000	
5	John Donohue	7/19/13	7/19/16	$100,000.00	$0.2667	374,954	20,000	80,000	
6	John Reilly	7/29/13	7/29/16	$100,000.00	$0.2667	374,954	20,000	80,000	
7	Chris Athanasia	8/6/13	8/6/16	$100,000.00	$0.2667	374,954	20,000	80,000	
8	John Messina	8/8/13	8/8/16	$100,000.00	$0.2667	374,954	20,000	80,000	
9	Maven Partners, LLC	8/27/13	8/27/16	$200,000.00	$0.2667	749,907	40,000	160,000	done with 2 wires
10	Maven Partners, LLC	9/4/13	9/4/16	$200,000.00	$0.2667	749,907	40,000	160,000	x
11	Maven Partners, LLC	8/6/13	8/6/16	$250,000.00	$0.2667	937,383	50,000	200,000	x
12	Maven Partners, LLC	9/10/13	9/10/16	$100,000.00	$0.2667	374,954	20,000	80,000	x
13	Maven Partners, LLC	9/19/13	9/19/16	$200,000.00	$0.2667	749,907	40,000	160,000	x
TBD	Michael Verzaleno			$200,000.00	$0.2667	749,907	40,000	160,000	
14	Maven Partners, LLC	9/25/13	9/25/16	$150,000.00	$0.2667	562,430	30,000	120,000	x
15	Maven Partners, LLC	9/30/13	9/30/16	$50,000.00	$0.2667	187,477	10,000	40,000	x
16	Maven Partners, LLC	10/1/13	10/1/16	$10,000.00	$0.2667	37,496	2,000	8,000	
17	Maven Partners, LLC	10/2/13	10/2/16	$200,000.00	$0.2667	749,907	40,000	160,000	
TBD	HAP Capital	10/23/13	10/23/16	$1,000,000.00	$0.2667	3,749,532	200,000	800,000	
	Maven Partners, LLC	10/16/13	10/16/16	$250,000.00	$0.33	750076			one note for $1mm?
	Maven Partners, LLC	11/7/13	10/16/16	$250,000.00	$0.33	750076			
	Maven Partners, LLC	11/26/13	10/16/16	$250,000.00	$0.33	750076			
	Maven Partners, LLC	12/6/13	10/16/16	$250,000.00	$0.33	750076			
Sec Prom Note	Tide Pool Ventures Corporation	1/7/14	4/7/14	$50,000.00	N/A	N/A	N/A	N/A	x
	General Pacific Group	1/7/14	4/7/14	$150,000.00	N/A	N/A	N/A	N/A	
	Invesco, LLC	3/28/14	Demand	$500,000.00	N/A	N/A	N/A	N/A	
	Carol Battilina	8/1/13	8/1/16	$25,000.00					
Advance Agrt	Maven Partners, LLC	6/14/14	9/14/14	$150,000.00					
	Maven Partners, LLC	8/11/14	8/11/15	$15,000.00					
				$6,200,000.00		19,160,796	862,000	3,448,000	

A $.3333/share discounted by 20%

Total Maven Investment	$2,510,000		
Maven Share Conversion	9,411,324	502,000	2,008,000

No Wire (yellow)
No Note, No Wire (red)
No Note (blue)

14

	Current	1 - 30	31 - 60	61 - 90	> 90	TOTAL
Beckman Lieberman & Barandes, LLP	0.00	0.00	0.00	0.00	31,231.00	31,231.00
Clear Channel Broadcasting	0.00	0.00	0.00	0.00	132,900.00	132,900.00
Con Edison	0.00	0.00	0.00	0.00	156.13	156.13
Crunch Digital	0.00	0.00	0.00	0.00	48,000.00	48,000.00
CSC Corporation Service Co	0.00	0.00	0.00	0.00	704.00	704.00
Dan Klores Communication, LLC	0.00	0.00	0.00	0.00	78,660.88	78,660.88
David M. Ehrlich & Associates	0.00	0.00	0.00	0.00	4,927.50	4,927.50
Evan M. Greenspan, Inc.	0.00	0.00	0.00	0.00	13,632.02	13,632.02
FX Gear Inc	0.00	0.00	0.00	0.00	22,865.00	22,865.00
IESI - NY Corporation	0.00	0.00	0.00	0.00	680.45	680.45
Justin A Permijo	0.00	0.00	0.00	0.00	17,500.00	17,500.00
Keane & Beane PC	0.00	0.00	0.00	0.00	4,625.31	4,625.31
Maven Partners, LLc	0.00	0.00	0.00	0.00	287,066.78
MindSmack. TV, LLC	0.00	0.00	0.00	0.00	783.05	783.05
Pozo Goldstein, LLP	0.00	0.00	0.00	0.00	500.00	500.00
PR Newswire	0.00	0.00	0.00	0.00	7,414.00	7,414.00
Premium Assignment Corporation	0.00	1,217.15	0.00	0.00	0.00	1,217.15
QuikTrak	0.00	0.00	0.00	0.00	572.00	572.00
Quill Corporation	0.00	0.00	0.00	0.00	1,009.88	1,009.88
Right Scale	0.00	0.00	0.00	1,988.26	40,358.03	42,346.29
SF&P Advisors	0.00	0.00	0.00	0.00	850.00	850.00
Shukat Arrow Hafer Weber & Herbsman LLP	0.00	0.00	0.00	0.00	33,233.90	33,233.90
Signature Cleaning Services	0.00	0.00	0.00	0.00	2,120.34	2,120.34
The Hartford	0.00	0.00	0.00	262.42	0.00	262.42
Time Warner Cable	0.00	0.00	0.00	0.00	1,787.38	1,787.38
U Test Inc	0.00	0.00	0.00	0.00	50,000.00	50,000.00
United Healthcare	0.00	0.00	0.00	0.00	13,845.79	13,845.79
Wild Bull Holdings	500.00	500.00	0.00	0.00	0.00	1,000.00
Wilson Sonsini Goodrich and Rosati	0.00	0.00	0.00	0.00	14,567.00	14,567.00
Worldwide Stock Transfer, LLC	0.00	0.00	200.00	200.00	1,800.00	2,200.00
SKS Consulting, Inc.	0.00	0.00	0.00	0.00	110,000.00	110,000.00
TOTAL	500.00	1,717.15	200.00	2,450.68	921,790.44	926,658.27

15

EXHIBIT D

212 Capitalization Table

16

17

18

19

20

212 DB Corp. Series C Issuances

Since 3/20/2014

Shareholder Name	No. Shares
James Patracuolla	1,334,000
Mathew Guiresse	397,500
Rick Ross	61,475
2 Chainz	8,197
Jeff Robinson	102,460
Kevin Liles	150,000
Saturn Posidien	608,930
Apollo Group Holdings	1,894,449
Total:	4,557,011

21

EXHIBIT E

Summary of 212 Assets

Artist Agreements	Music Licenses	Intellectual Property
J. Balvin	Sony	www.rockthis.com
Jeremih	Universal Music Group	www.playgigit.com
Joe Budden	Warner Music Group	Rock This Game
Joell Ortiz		Play Gigit Game
K. Michelle
Marsha Ambrosius
MGK
Ray J
Miguel
Nas
Nengo Flow
NeHYo
Pusha T
Jowell & Randy
Talib Kweli
Rick Ross
Royce da 5'9"
Soulja Boy Tell EM
T Pain
TYGA
J. Alvarez
Sean Kingston
Goodie Mob
Flo Rida
Fabolous
Cypress Hill
Crooked I
2 Chainz
Troy Ave
Brandy
Dream
Lil Wayne
Raekwon
Common
Melanie Fiona
Kid Daytona
Kosha Dillz
Marcus Moody

22

EXHIBIT F

Action by 212 DB Corp. Shareholder Consent

23